UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 25, 2014
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

555 Heritage Drive, Jupiter, Florida	33458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 904-6070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2014, BioRestorative Therapies, Inc. (the “Company”) entered into a lease for 6,800 square feet of space located at 40 Marcus Drive, Melville, Long Island, New York (the “Lease”).  The Company will be relocating its corporate and laboratory operations from Jupiter, Florida to such location.

The Lease provides for a five year, three month term (subject to extension at the option of the Company for a period of five years) and an annual base rental during the initial term ranging between $132,600 and $149,260.  The Lease will commence upon the completion of certain improvements at the facility (anticipated to be on or about September 30, 2014).

Reference is made to a copy of the Lease attached as Exhibit 99.1 hereto for a complete description of the Lease terms.

In consideration of certain Lease concessions made by the landlord valued at $71,050, concurrently with the Lease execution, the Company issued to the principals of the landlord an aggregate of 284,200 shares of common stock of the Company and five year warrants to purchase an aggregate of 142,100 shares of common stock of the Company at an exercise price of $.50 per share.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof with regard to the Lease.  Pursuant to the Lease, during the initial term, an aggregate of approximately $693,000 is payable as base rental.

Item 3.02.	Unregistered Sales of Equity Securities.

Between August 21, 2014 and August 25, 2014, the Company issued an aggregate of 384,200 shares of common stock of the Company (including the 284,200 shares issued in connection with the execution of the Lease, as described above) for an aggregate purchase price of $101,050.  In connection with the share issuances, the Company issued to the subscribers warrants for the purchase of an aggregate of 167,100 shares of common stock (including the warrants issued in connection with the execution of the Lease for the purchase of 142,100 shares, as described above) at exercise prices ranging between $.50 and $.75 per share.  The warrants have a term of five years.

In addition, effective August 27, 2014, the Company issued 300,000 shares of common stock of the Company in consideration of services rendered valued at $75,000.

Further, effective August 29, 2014, the Company issued 120,000 shares of common stock of the Company in exchange for outstanding indebtedness of approximately $21,288, inclusive of accrued and unpaid interest.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Lease, dated as of August 25, 2014, between 50 Republic Road, LLC, Landlord, and BioRestorative Therapies, Inc., Tenant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: August 29, 2014	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer